Exhibit 6.1

                        TECHNOLOGY ACQUISITION AGREEMENT

      This Technology Acquisition Agreement (the "Agreement") is made as of this 25th day of October, 1996, by and between NexMed, Inc., a Nevada corporation ("NexMed"), with its principal place of business located at 6087 Triangle Drive, Commerce, CA 90040, and Odontex, Inc., a Kansas corporation ("Odontex"), with its principal place of business located at 1321 Wakarusa Drive, Suite #2103, Lawrence, Kansas 66049.

      WHEREAS, Odontex possesses rights to development and technology, including patents, patent applications and know-how relating to certain Topical Technology (as defined below);

      WHEREAS, NexMed desires to acquire, and Odontex desires to sell, all rights and interests relating to the Topical Technology pursuant to the terms and conditions set forth herein, including all patents and patent applications relating thereto;

      NOW, THEREFORE, the parties hereto agree as follows:

      1. CERTAIN DEFINITIONS

      For purposes of this Agreement, the following definitions shall be applicable:

            1.1 "Closing Date" means October 25, 1996.

            1.2 "Patents" means:

                  1. US Patent # 4,980,378 - Biodegradable Absorption Enhancers issued December 25, 1990

                  2. US Patent # 5,082,866 - Biodegradable Absorption Enhancers, A Division of Patent issued January 21, 1992.

                  3. US Serial # 08/133,454 - Absorption Enhancers for Topical Pharmaceutical Formulations filed in October, 1993.

                  4. International Patent Application No. PCT/US94/11597 - Absorption Enhancers for Topical Pharmaceutical Formulations filed October 7, 1994; C-1-P of US Serial No. 133,454.

            1.3 "Research Consulting and Collaboration Agreement" means the agreement, dated as of May 7, 1996, by and between NexMed and Dr. John Hefferren.

            1.4 "Technical Information" means all of Odontex's trade secrets, information, and know-how, now owned, licensed or controlled with respect to:
(i) the medical, clinical, toxicological or other scientific data or information relating to the Topical Technology (including, without limitation, pre-clinical and clinical data, notes, reports, models, and samples) and (ii) the manufacture, production, and purification procedures and processes, as well as analytical methodology, used in the testing, assaying, analysis, production, and packaging of the Topical Technology.

            1.5 "Topical Technology" means all skin permeation enhancers that are the subject of the Patents and/or know-how owned by Odontex or the subject of newly discovered inventions and know-how which emerges as the result of the Research Consulting and Collaboration Agreement.

      2. REPRESENTATIONS AND WARRANTIES

      Each party hereby represents and warrants for itself as follows:

            2.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the absence of such qualifications, individually or in the aggregate, would not have a material adverse effect on its business, assets, condition (financial or otherwise) or results of operations. It has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

            2.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or by-laws or (c) result in a breach of or constitute a default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound.

            2.3 This Agreement is a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and conditions, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            2.4 It is not under any obligation to any person or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

      3. ODONTEX REPRESENTATIONS, WARRANTIES AND COVENANTS

      Odontex hereby represents, warrants and covenants to NexMed as follows:

            3.1 Odontex is the legal and equitable owner, free and clear of all liens, security interests or encumbrances whatsoever, of all right, title and interest in and to the Topical Technology, the Patents and the Technical Information and, except for such Patents, there are no other patents issued and no other patent applications filed in any country, in each case owned or filed by Odontex relating to the Topical Technology or any other product or methods of use or manufacturing processes thereof. To the best of Odontex's knowledge, the use of the Topical Technology or the Patents by NexMed will not infringe upon a valid claim of any patent of a third party and will not give rise to any claim of third party for misappropriation or unauthorized use of trade secrets or proprietary information.

            3.2 Odontex has not granted to any third party any rights or interests to the Patents, the Topical Technology or any Technical Information relating to any of the foregoing, and neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereunder, requires to obtain any permits, authorizations or consents under current law from any governmental body (except for health approvals or governmental regulations necessary to sell such products) or from any other person, firm or corporation under any existing agreement to which Odontex may be a party, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which Odontex may be a party or which otherwise relates to the Patents, the Topical Technology, or any Technical Information relating to any of the foregoing. After the date hereof, Odontex shall neither enter into any agreement nor take or fail to take any action which shall restrict its legal right to grant to NexMed the rights contemplated under this Agreement.

      4. NEXMED REPRESENTATIONS AND WARRANTIES

      NexMed hereby represents and warrants to Odontex as follows:

            4.1 Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereunder, requires NexMed to obtain any permits, authorizations or consents from any governmental body (except for health approvals or governmental registrations necessary to sell the products contemplated therein) or from any other person, firm or corporation, and such execution, delivery and consummation will not result in the breach of or give rise to any termination of any agreement or contract to which NexMed may be a party.

            4.2 The Shares (as defined in Section 7.1 hereof), when issued and delivered by NexMed pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive and subscription rights. Upon delivery to Odontex of one or more certificates representing the Shares, good and valid title to such Shares will pass to Odontex, free and clear of all liens, security interests or encumbrances whatsoever, except for the transfer restrictions contained in this Agreement.

      5. SALE AND ASSIGNMENT OF PATENTS

            5.1 For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Odontex hereby sells and assigns to NexMed and NexMed shall be the exclusive owner of the entire right, title and interest, including all renewals for the entire world, in the Topical Technology, the Patents and the Technical Information, and in all work performed, materials, writings, documents, formulas, designs, models, drawings, photographs, reports, information and suggestions, design inventions and other inventions made, conceived or reduced to practice or authored relating to the Topical Technology, the Patents and the Technical Information.

            5.2 Odontex shall sign, execute and acknowledge or cause to be signed, executed and acknowledged any and all further assignments, documents, assurance applications and other instruments, including without limitation, patent assignments in the form attached hereto as Exhibit A, and to perform such acts as may be necessary, useful or convenient for the purpose of securing to NexMed and/or its nominees patent, trademark or copyright protection throughout the world upon all such works, materials, writings, documents, formulas, designs, models, drawings, photographs, reports, information and suggestions, design inventions and other inventions, title to which NexMed may acquire in connection with or pursuant to this Agreement.

      6. PURCHASE PRICE

      Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of Odontex contained herein, and in exchange for the Topical Technology, the Patents and all Technical Information, NexMed agrees to issue to Odontex 75,000 shares of NexMed's common stock, par value $.001 per share (the "Common Stock"). Such shares of Common Stock shall be delivered to Odontex on the Closing Date.

      7. REGISTRATION RIGHTS

            7.1 Certain Definitions. As used in this Section 7, the following shall have the following respective meanings;

            "Shares" shall mean the shares of Common Stock issued by NexMed pursuant to Section 6 of this Agreement and any other securities that may be issued by NexMed, or any successor of NexMed, as a distribution upon or in exchange for such shares or any such other securities.

            "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act, as defined below.

            "Registration Statement" shall mean a registration statement filed or to be filed by NexMed to register under the Securities Act a sale of any of the Shares by or for the account of Odontex. Such term includes any prospectus included in the Registration Statement.

            "Securities Act" shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Transfer" shall mean any sale or other disposition of any Shares which would constitute a sale thereof under the Securities Act.

            7.2 Restrictive Legend. Each certificate representing any Shares and, except as otherwise provided in Section 7.3 hereof, each certificate issued upon exchange or transfer of any Shares (whether or not such exchange or transfer shall constitute a Transfer) shall be stamped or otherwise imprinted with a legend substantially in the following form:

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND MAY ONLY BE SOLD IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS. IN PARTICULAR, THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

            7.3 Notice of Proposed Transfer. Prior to any proposed Transfer of any Shares (other than under the circumstances described in Securities 7.4 or 7.5 hereof), Odontex shall give written notice to NexMed of the intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and shall be accompanied by an opinion of counsel satisfactory to NexMed to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act and under applicable state securities or blue sky laws. Upon confirmation that such opinion is satisfactory to NexMed, Odontex shall be entitled to transfer such Shares in accordance with the terms of its notice. Each certificate for Shares transferred as above provided shall bear the legend set forth in Section 7.2 hereof, except that such certificate shall not bear such legend if (i) such Transfer is in accordance with provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of NexMed) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

            7.4. Required Registrations.

            (a) If NexMed, on one occasion at any time after the Closing Date but before the second anniversary of the Closing Date, receives a written request for registration from Odontex stating that it contemplates selling not less than [fifty] percent ([50]%) of the Shares under circumstances, which shall be described in detail in the request, requiring registration under the Securities Act, then as soon as practicable following the date that NexMed is eligible to register securities on Form S-3 (or any successor form thereto), but in no event later than 24 months following the date hereof, subject to the limitations set forth in this Section 7.4, shall file a Registration Statement with the Commission to register the Shares contemplated to be sold.

            (b) After filing the Registration Statement, NexMed shall use its best efforts and shall take all appropriate actions to cause the Registration Statement to become effective as soon as practicable. After the Registration Statement becomes effective NexMed shall use its best efforts and shall take all appropriate actions to maintain the effectiveness of the Registration Statement for such reasonable period, not exceeding six months, as Odontex may require to complete its contemplated sale in compliance with the Securities Act. So long as the Registration Statement remains in effect, NexMed shall furnish to Odontex and its underwriters such quantities of each prospectus included in the Registration Statement as they may reasonably request.

            (c) Notwithstanding the other provisions of this Section 7.4, NexMed may postpone the filing of a Registration Statement pursuant to Section 7.4(a) hereof for an additional period of up to 180 days if (i) the postponement will avoid the necessity of preparing audited financial statements as of a date other than the end of a fiscal year or (ii) the Chairman of the Board or Chief Executive Officer of NexMed determines in good faith that the postponement is necessary to avoid serious jeopardy to NexMed, any significant business prospect of NexMed or the security holders of NexMed considered as a group. Notwithstanding the other provisions of this Section 7.4, NexMed shall not be obligated to file any Registration Statement pursuant to this Section 7.4 hereof:

                  (1) If NexMed delivers to Odontex an opinion of qualified counsel, selected by NexMed, that under the circumstances in which Odontex contemplates selling its Shares, an exemption from registration under the Securities Act, including, but not limited to, the exemption provided by Rule 144, assuming compliance with the conditions stated therein (except paragraph
(c) of Rule 144), is available and that as a result, the Shares may be sold into the public market without being registered under the Securities Act. Odontex shall cooperate with NexMed and its counsel in investigating and assessing the availability of any such exemption.

                  (2) During the period commencing with the date of filing of a registration statement under the Securities Act pertaining to an underwritten public offering of securities to be sold by NexMed and ending 180 days after the effective date of such registration statement, provided that during such period NexMed in good faith uses reasonable efforts to cause such registration statement to become effective and to complete the public offering covered by such registration statement.

                  (3) During the period commencing with the date on which NexMed, pursuant to Section 7.5 hereof, shall notify Odontex of its intention to file a registration statement pertaining to an underwritten public offering of securities by NexMed (provided such date is not more than 30 days following the date of the initial receipt by NexMed of the request of Odontex pursuant to
Section 7.4(a) hereof) and ending with the earliest of (i) the date of filing of such registration statement, (ii) the date of abandonment by NexMed of such intention to file (notice of which shall be given promptly to Odontex) or (iii) the 180th day after such notification of intention to file.

            Nothing in this Section 7 shall prohibit NexMed from including in any Registration Statement filed pursuant to Section 9.4(a) hereof other outstanding securities of NexMed to be sold by or for the account of any other security holder if NexMed determines that it is obligated to do so.

            7.5 Incidental Registration.

            (a) If NexMed determines that it will file a Registration Statement, at any time after the Closing Date but before the second anniversary of the Closing Date, for any public offering of securities of the same class as the Shares, NexMed shall give written notice to Odontex, at least 30 days in advance of filing such Registration Statement, that such filing is expected to be made. Upon the written request of Odontex received by NexMed at least 15 days in advance of the filing, and subject to the limitations set forth in this Section 7.5, NexMed shall include in such Registration Statement the Shares specified in Odontex's request for the purpose of registering those Shares for sale by or for the account of Odontex. NexMed shall have exclusive control over the filing, amending, withdrawal and other actions regarding such Registration Statement.

            (b) In the event the Shares are to be sold in any underwritten public offering, Odontex shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by NexMed. Notwithstanding any other provisions of this Section 7.5, if, in connection with any offering initiated by NexMed, the managing underwriter determines that marketing factors require a limitation of the number of securities to be included in the underwriting, the managing underwriter and NexMed may limit the number of Shares to be included in the underwriting for Odontex, to such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by NexMed. If the total amount of securities that are to be included in such offering exceeds the amount of securities that the underwriters reasonably believe are compatible with the success of the offering, NexMed shall only be required to include in the offering so many of the securities of Odontex as the underwriters believe will not jeopardize the success of the offering. NexMed shall so advise Odontex, and the number of shares of securities that are entitled to be included in the offering and underwriting shall be allocated first, to NexMed for securities being sold for its own account, and second, to Odontex. NexMed shall advise Odontex of the number of Shares that may be included. No Shares excluded from an underwriting by reason of such marketing limitation shall be included in the Registration Statement. If Odontex disapproves of the terms of the underwriting, it may elect to withdraw its Shares by giving written notice to NexMed and the managing underwriter. After receiving any such notice, NexMed shall withdraw those Shares from the Registration Statement.

            7.6 State Securities or Blue Sky Laws. In connection with the registration under the Securities Act of any sale of Shares by Odontex pursuant to Sections 7.4 or 7.5 hereof, NexMed shall file on a timely basis appropriate applications or other instruments to register, qualify or obtain exemptions for the sale under such state securities or blue sky laws as the managing underwriter shall reasonably specify, or, if the sale is not to be an underwritten public offering, such state securities or blue sky laws as Odontex may reasonably request. NexMed, however, shall have no obligation to file any applications or other instruments in any jurisdiction in which either (i) no such filing is required with respect to the proposed sale of shares by Odontex, in the opinion of qualified counsel selected by NexMed, or (ii) NexMed would be required to execute a general consent to service of process, to register as a broker or dealer or to cause any officer or employee of NexMed to register as a dealer, broker, or salesman or in any similar capacity. NexMed shall use its best efforts in good faith to obtain and maintain for a reasonable period, up to 180 days, an effective registration, qualification or exemption under the applications or other instruments filed by NexMed pursuant to this Section 7.6.

            7.7 Registration Expenses. All expenses incurred in connection with the Registration Statement filed or prepared for filing pursuant to Section 7.4 or 7.5 hereof (excluding underwriters' discounts and commissions and the fees and disbursements of counsel for Odontex) and in connection with all related state securities or blue sky applications or other instruments, including without limitation, all registration, filing and qualification fees, printing expenses and fees and expenses of attorneys and accountants incidental to such Registration Statement, shall be borne by NexMed.

      8. TAXES AND EXPENSES

            8.1 Odontex hereby covenants and agrees to assume and pay all taxes relating to the transfer to NexMed of the Topical Technology hereunder. Except as otherwise specifically provided for in this Agreement, Odontex shall be responsible for and shall pay all costs, liabilities and other obligations incurred by Odontex in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by Odontex, including legal and accounting fees.

            8.2 Except as otherwise specifically provided for in this Agreement, NexMed will assume and pay all costs, liabilities and other obligations incurred by NexMed in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by NexMed, including legal and accounting fees.

      9. NONCOMPETITION

            9.1 Upon the terms and subject to the conditions set forth in this
Section 9, Odontex covenants and agrees that, as a material consideration running to NexMed for NexMed's payments hereunder, for a period of five years from and after the Closing Date, Odontex will neither permit Odontex's name to be used by nor engage in nor carry on, directly or indirectly, either for itself or as a member of a partnership or as a stockholder, investor, agent, associate or consultant of any person, partnership or corporation (other than NexMed) any business in competition with the business relating to the Topical Technology, the Patents and/or the Technical Information as carried on by Odontex on the Closing Date, but only for as long as such like business is carried on by (i) NexMed or any subsidiary or affiliate of NexMed, or (ii) any person, corporation, partnership, trust or other organization or entity deriving title from NexMed to the business relating to the Topical Technology, the Patents and the Technical Information being carried on by Odontex on the Closing Date, in any county in which NexMed conducts business, or in any other county in any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 9.1 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world and, except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 9.1. Odontex further covenants and agrees that for a period of five (5) years from and after the Closing Date, Odontex will not recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others concerning employment, any person who is, or within the twelve-month period immediately prior to the Closing Date was, an employee of Odontex, NexMed or a subsidiary or affiliate of either.

            9.2 The term of the covenants contained in Section 9.1 hereof shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by Odontex of Section
9.1 hereof and ending upon final adjudication (including appeals) of such action.

            9.3 If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 9.1 hereof because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the separate covenants contained in Section 9.1 hereof because it is more extensive (whether as to geographical area, scope of business or otherwise) than necessary to protect the business and goodwill of NexMed, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding, the geographical area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

            9.4 Odontex acknowledges that a breach of Section 9.1 hereof would cause irreparable damage to NexMed, and in the event of Odontex's actual or threatened breach of the provisions of Section 9.1 hereof, NexMed shall be entitled to a temporary restraining order and an injunction restraining Odontex from breaching such covenants without the necessity of posting bond or proving irreparable harm, such being conclusively admitted by Odontex. Nothing shall be construed as prohibiting NexMed from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Odontex. Odontex acknowledges that the restrictions set forth in this Agreement are reasonable in scope and duration, given the nature of the business of NexMed.

      10. CONFIDENTIALTIY

      Odontex shall keep confidential and not use, for a period of ten (10) years from the date hereof, all information relating to the Topical Technology, the Patents and all Technical Information sold and assigned to NexMed, pursuant to this Agreement.

      11. INDEMNIFICATION

      Odontex hereby agrees to indemnify and hold harmless NexMed, its affiliates, officers, directors, agents and employees from and against any and all suits, actions, legal proceedings, claims or demands of any kind or nature whatsoever relating to a breach of any of the representations or warranties of Odontex contained in this Agreement.

      NexMed hereby agrees to indemnify and hold harmless Odontex, its affiliates, officers, directors, agents and employees from and against any and all suits, actions, legal proceedings, claims or demands of any kind or nature whatsoever relating to a breach of any of the representations or warranties of NexMed contained in this Agreement.

            11.1 Scope of Indemnification. (a) The agreement to indemnify and hold harmless from liability set forth herein shall include, without limitation, all damages of every kind, reasonable attorney fees, all costs and expenses which may be levied against and out-of-pocket costs incurred by the indemnified party in connection with any suit, action, legal proceeding, claim or demand.

            (b) The parties hereto hereby acknowledge and agree that the obligations set forth in this Section 11.1 shall survive the termination or expiration of this Agreement for the applicable statute of limitations period.

            (c) The indemnified party will cooperate with the indemnifying party at the indemnifying party's expense in the defense of any suit.

      12. GOVERNING LAW AND JURISDICTION

      The terms and provisions of this Agreement shall be governed by and construed and interpreted pursuant to the laws of the State of California, without regard to the conflict of laws rules or principles thereof.

      13. SEVERABILITY

      In the event any portion of this Agreement shall be held illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such term(s) or provision(s) shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law.

      14. NON-WAIVER OF RIGHTS

      No failure or delay on the part of either party hereunder in either exercising or enforcing any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise or enforcement of any such right will preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right. No waiver of any such right will have effect unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right hereunder.

      15. NOTICE

      Any report or notice required or permitted to be given hereunder shall be effective when sent. All notices shall be in writing and given personally or by prepaid certified mail, return receipt requested, or sent by telegram, expedited delivery service or facsimile transmission addressed to the parties hereunder at their respective addresses as follows:

                  If to NexMed:        NexMed, Inc.
                                       6087 Triangle Dr.
                                       Commerce,  CA  90040

                  Attention:           Vivian Liu
                                       Vice President
                  Telephone:           (213) 890-0881
                  Telefax:             (213) 890-1008

                  With a copy to:      NexMed, Inc.
                                       6087 Triangle Dr.
                                       Commerce, CA  90040
                  Attention:           James L. Yeager, Ph.D
                                       Vice President, Business
                                       Development
                  Telephone:           (847) 948-7901
                  Telefax:             (847) 948-7234

                  If to Odontex:       Odontex, Inc.
                                       1321 Wakarusa Drive
                                       Suite #2103
                                       Lawrence, Kansas  66049

                  Attention:           Dr. John Hefferren
                                       Chief Executive Officer
                  Telephone:           (913) 841-6619
                  Telefax:             (913) 841-8207

      16. ADVICE OF COUNSEL

      In entering into this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them. Both parties cooperated in the drafting of this Agreement and both parties agree that no term shall be construed against either party because that party was the drafter.

      17. ENTIRE AGREEMENT

      This Agreement supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties the subject matter hereof, and this Agreement constitutes the entire agreement between the parties with respect thereto. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.

      18. REMEDIES

      The rights and remedies of a party set forth herein with respect to failure of the other party to comply with the terms of this Agreement are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

      19. HEADINGS

      The headings contained in this Agreement are for convenience of reference only and shall not affect or alter the meaning or effect of any provision hereof.

      20. SUCCESSORS

      This Agreement and all the rights, obligations, duties, representations, warranties and covenants of each party shall inure to the benefit, and be the burden of, and shall be binding upon their respective successors (including by operation of law) and permitted assigns.

      21. COUNTERPARTS

      This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      22. AMENDMENT; WAIVER

      This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights of such party at a later time to require any performance. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

            IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.


NEXMED, INC.


By:  /s/ Vivian Liu
    -------------------------
Name:  Vivian Liu
Title: Vice President


ODONTEX, INC.


By:  /s/ John J. Hefferren
    -------------------------
Name:  John J. Hefferren
Title: President